J L Stephan Co PC
                          Certified Public Accountants

                             862 East Eighth Street
                          Traverse City, Michigan 49686


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement of Ajay Sports, Inc. and Subsidiaries on Form S-8 of our report dated April 7, 2000, appearing in this Annual Report on Form 10-K of Ajay Sports, Inc. and Subsidiaries for the year ended December 31, 1999.

J L Stephan Co P.C.
--------------------
J L Stephan Co P.C.

Traverse City, Michigan
April 7, 2000